UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2011 (March 17, 2011)

UNITED STATES OIL AND GAS CORP
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53971	26-0231090
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11782 Jollyville Road, Suite 211B
Austin, Texas 78759
 (Address of Principal Executive Offices)

(512) 464-1225
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sale of Equity Securities.

Between March 17, 2011 and March 25, 2011, United States Oil and Gas Corp (the “Company”) issued an aggregate of $80,000 of Convertible Promissory Notes (the “Notes”) to five accredited investors. The Notes allowed for conversion into shares of the Company’s common stock (the “Common Stock”) following a six month holding period. The Notes bear 10% interest, are due December 31, 2015, and are convertible into common stock of the Company at a 20% discount. At the market price,   when purchased, the Notes would convert into 44,713,439 shares of common stock

On March 22, 2011, Magna Group, LLC (“Magna”) converted $40,000 of Company debt held by Magna into 27,586,207 shares of Common Stock. The Debt Assignment Agreement with Magna had allowed Magna to convert $120,000 of Company debt held by Magna into shares of the Common Stock at a 40% discount on the average of the average trading prices in each of the five days prior to the day of requested conversion.

On April 5, 2011, the Company converted all outstanding principal and interest owed pursuant to a $25,000 Convertible Promissory Note issued March 28, 2011 to an accredited investor into an aggregate of 25,000,000 shares of the Common Stock, at an average conversion price of $0.001 per share.

On April 7, 2011, the Company converted all outstanding principal and interest owed pursuant to a $100,000 Convertible Promissory Note issued March 28, 2011 to an accredited investor into an aggregate of 100,000,000 shares of the Common Stock, at an average conversion price of $0.001 per share.

On April 8, 2011, the Company converted all outstanding principal and interest owed pursuant to a $100,000 Convertible Promissory Note issued March 28, 2011 to an accredited investor into an aggregate of 100,000,000 shares of the Common Stock, at an average conversion price of $0.001 per share.

On April 11, 2011, the Company converted all outstanding principal and interest owed pursuant to a $100,000 Convertible Promissory Note issued March 28, 2011 to an accredited investor into an aggregate of 100,000,000 shares of the Common Stock, at an average conversion price of $0.001 per share.

The conversions were done from time to time over the dates set forth above but the issuance of Common Stock that required the filing of this Current Report on Form 8-K exceeded 5% of the aggregate shares outstanding on April 5, 2011. The issuance and sale of the Common Stock is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act of 1933 and Regulation D promulgated under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2011		UNITED STATES OIL AND GAS CORP
	By:	/s/ Alex Tawse
	Name:	Alex Tawse
	Its:	Chief Executive Officer